UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2015

SIENTRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36709	20-5551000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of Principal Executive Offices and Zip Code)

(805) 562-3500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

The information set forth in Item 8.01 regarding the cash position of Sientra, Inc. (the “Company”) as of September 30, 2015 is incorporated by reference into this Item 2.02.

Item 2.04.             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 regarding the Loan Agreement (as defined below) is incorporated by reference into this Item 2.04.

Item 8.01.             Other Events.

On October 28, 2015, the Company issued a press release regarding the recent fire at Silimed’s manufacturing facilities and other business updates, including that, as previously disclosed, the Company has multiple term loans outstanding under an Amended and Restated Loan and Security Agreement, dated June 30, 2014, by and between Oxford Finance LLC (“Oxford”) and the Company (the “Loan Agreement”), and on October 27, 2015, Oxford issued a notice to the Company indicating that, in connection with the recent events involving Silimed and the Company, certain events of default have occurred and continue to exist under the Loan Agreement. On October 28, 2015, the Company repaid all principal, interest, other amounts and obligations owed to Oxford under the term loans for a total of $24.5 million, following which the Company has no outstanding debt obligations. The Company remains well funded with cash and cash equivalents as of September 30, 2015 of $148.9 million prior to the payment of all amounts due and owed under the Loan Agreement.  A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Sientra, Inc. dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIENTRA, INC.

Dated: October 28, 2015	By:	/s/ Hani Zeini
Hani Zeini
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Sientra, Inc. dated October 28, 2015.